Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

Macatawa Bank Corporation
Holland, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (No. 333-88572, 333-88574, No. 333-116914, No. 333-134502, and No. 333-141438) of Macatawa Bank Corporation of our reports dated February 15, 2018, relating to the consolidated financial statements and the effectiveness of Macatawa Bank Corporation’s internal control over financial reporting, which appear in this form 10-K.

/s/ BDO USA, LLP

Grand Rapids, Michigan
February 15, 2018